                                                                   EXHIBIT 10.15




                                      LEASE

                                     BETWEEN

                    BAKER HAMILTON PROPERTIES, LLC (LANDLORD)

                                       AND

                             ORGANIC, INC. (TENANT)

                           THE BAKER HAMILTON BUILDING

                               601 TOWNSEND STREET

                            SAN FRANCISCO, CALIFORNIA

                                TABLE OF CONTENTS



                                                                                                               PAGE
Article 1 BASIC LEASE PROVISIONS..................................................................................1

Article 2 PREMISES, TERM AND FAILURE TO GIVE POSSESSION...........................................................8

Article 3 RENT...................................................................................................11

Article 4 ADDITIONAL RENT........................................................................................11

Article 5 SECURITY DEPOSIT.......................................................................................13

Article 6 SERVICES...............................................................................................14

Article 7 POSSESSION, USE AND CONDITION OF PREMISES..............................................................17

Article 8 MAINTENANCE............................................................................................19

Article 9 ALTERATIONS AND IMPROVEMENTS...........................................................................20

Article 10 ASSIGNMENT AND SUBLETTING.............................................................................22

Article 11 DEFAULT AND REMEDIES..................................................................................26

Article 12 SURRENDER OF PREMISES.................................................................................30

Article 13 HOLDING OVER..........................................................................................31

Article 14 DAMAGE BY FIRE OR OTHER CASUALTY......................................................................31

Article 15 EMINENT DOMAIN........................................................................................33

Article 16 INSURANCE.............................................................................................33

Article 17 WAIVER OF CLAIMS AND INDEMNITY........................................................................35

Article 18 RULES AND REGULATIONS.................................................................................36

Article 19 LANDLORD'S RESERVED RIGHTS............................................................................37

Article 20 ESTOPPEL CERTIFICATE..................................................................................37

Article 21 REAL ESTATE BROKERS...................................................................................38

Article 22 MORTGAGEE PROTECTION..................................................................................38

Article 23 NOTICES...............................................................................................40

Article 24 MISCELLANEOUS.........................................................................................40

Article 25 LETTER OF CREDIT......................................................................................45

Article 26 RIGHT OF FIRST OFFER..................................................................................47

Article 27 ROOF RIGHTS...........................................................................................47

Article 28 SIGNAGE...............................................................................................49

Article 29 PARKING...............................................................................................51

Article 30 BASEMENT..............................................................................................52

Article 31 GENERATOR SPACE.......................................................................................52

                                  OFFICE LEASE

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

         1.1 BASIC LEASE PROVISIONS

         In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

         (1)      BUILDING AND ADDRESS:

                  The Baker Hamilton Building
                  601 Townsend Street
                  San Francisco, California

         (2)      LANDLORD AND ADDRESS:

                  Notices to Landlord shall be addressed to:

                  Baker Hamilton Properties, LLC
                  c/o Ronaldo Cianciarulo
                  700 Seventh Street, #107
                  San Francisco, CA 94107

                  With a copy to:

                  Shartsis, Friese & Ginsburg LLP
                  One Maritime Plaza, 18th Floor
                  San Francisco, California 94901
                  Attention:  Adam Elsesser, Esq.

         (3)      TENANT AND CURRENT ADDRESS:

                  (a)      Name:   Organic, Inc.

                  (b)      State of incorporation:   Delaware

                  Notices to Tenant shall be addressed:

                  Organic, Inc.
                  601 Townsend Street
                  San Francisco, California
                  Attention:  Chief Financial Officer

                  With a copy to:

                  Coblentz, Patch, Duffy & Bass, LLP
                  222 Kearny Street

                  San Francisco, CA 94108-4510
                  Attention:  Barbara A. Milanovich, Esq.

         (4)      DATE OF LEASE:   as of November 8, 1999

         (5)      LEASE TERM:   Ten (10) years

         (6)      PROJECTED DELIVERY DATE:   June 1, 2000

         (7)      PROJECTED COMMENCEMENT DATE:   September 1, 2000

         (8)      PROJECTED EXPIRATION DATE:   120 months after the Commencement
                                               Date

         (9)      MONTHLY AND ANNUAL BASE RENT:


                                                                    ANNUAL RATE/SF
PERIOD FROM/TO                    MONTHLY             ANNUAL        OF RENTABLE AREA
Commencement Date - 1st        $  705,106.66      $ 8,461,280.00         $40.00
Full 12 calendar months
Months 13-24                   $  733,310.93      $ 8,799,731.20         $41.60
Months 25-36                   $  762,572.85      $ 9,150,874.30         $43.26
Months 37-48                   $  793,245.00      $ 9,518,940.00         $45.00
Months 49-60                   $  824,798.51      $ 9,897,582.20         $46.79
Months 61-72                   $  857,938.50      $10,295,262.00         $48.67
Months 73-84                   $  892,136.16      $10,705,634.00         $50.61
Months 85-96                   $  927,920.33      $11,135,044.00         $52.64
Months 97-108                  $  964,939.41      $11,579,261.00         $54.74
Months 109-120                 $1,003,543.00      $12,042,516.00         $56.93

         (10)     RENTABLE AREA OF THE PREMISES:     211,532 square feet

         (11)     RENTABLE AREA OF THE BUILDING:     211,532 square feet, subject to
                                                     adjustment pursuant to the Lease

         (12)     SECURITY DEPOSIT: $0 Cash
                                    $10,000,000 Letter of Credit

         (13)     TENANT'S USE OF PREMISES: General office use

         (14)     BROKERS:

                  Landlord's Broker:        CB Richard Ellis

                  Tenant's Broker:          Julien J. Studley, Inc.

         1.2 ENUMERATION OF EXHIBITS, RIDER(S) AND ADDENDUM

         The Exhibits, Rider(s) and Addendum set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A    Plan of Premises
EXHIBIT B    Work Letter Agreement
EXHIBIT C    Rules and Regulations
EXHIBIT D    Signage
EXHIBIT E    Site Plan for Adjacent Building
RIDER 1      Commencement Date Agreement

         1.3 DEFINITIONS

         For purposes hereof, the following terms shall have the following meanings:

         AFFILIATE: Any corporation or other business entity (i) in which Tenant has more than a 50% ownership interest, or (ii) a successor to Tenant by merger, consolidation or reorganization, or (iii) an entity which acquires all or substantially all of the assets or stock of Tenant.

         ANNUAL BASE RENT: The annual rent specified in Section 1.1(9).

         BUILDING: The office building located at the address specified in
Section 1.1(1).

         COMMENCEMENT DATE: The date specified in Section 1.1(6) as the Projected Commencement Date, unless changed by operation of Article Two.

         COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be reasonably changed from time to time; provided Landlord provides advance notice to Tenant thereof.

         DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

         DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

         DELIVERY DATE: The date that Landlord delivers the Premises to Tenant with the portion of Landlord's Work Substantially Complete so as to enable Tenant to commence full-time performance of Tenant's Work without interference.

         DIRECT EXPENSES: The following costs and expenses of maintaining and operating the Premises which are paid to the utility provider or service provider directly by Tenant. Direct Expenses shall be paid by Tenant from and after the Commencement Date of the Lease. No Direct Expenses shall be included in Operating Expenses.

         ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

         EXPIRATION DATE: The date specified in Section 1.1(7) unless changed by operation of Article Two.

         FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

         HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products.

         INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

         LAND: The parcel(s) of real estate on which the Building and Project are located.

         LANDLORD DELAY: Any event that actually delays the completion of Tenant s Work that is caused by (i) Landlord's failure to approve plans and other submittals within the time periods specified in the Work Letter, or (ii) Landlord's failure to fund the Tenant Improvement Allowance as specified in the Work Letter, or (iii) or any other act or omission of Landlord, its employees, agents, or contractors; provided however, that with respect to clause (iii), Tenant shall provide Landlord with written notice of any alleged Landlord Delay and no Landlord Delay shall be deemed to have occurred if Landlord cures such Landlord Delay within one (1) business day of receipt of Tenant's notice.

         LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in Schedule 1 of the Work Letter.

         LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

         LEASE YEAR: Each calendar year during the Term, provided the first Lease Year shall be the partial year commencing on the Commencement Date and ending on the first December 31st following the Commencement Date, and the last Lease Year shall be the partial year commencing on the last January 1st of the Term and ending on the Expiration Date.

         MONTHLY BASE RENT: The monthly rent specified in Section 1.1(9).

         MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

         NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the employees servicing the Building in accordance with their contracts.

         OPERATING EXPENSES: All actual commercially reasonable costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building which are not Direct Expenses. Operating Expenses shall include but not be limited to (i) wages, salaries, benefits and fees of all personnel or entities engaged in the operation, repair, maintenance, management, or safekeeping of the Building prorated to reflect time spent working on the Building; the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security; (ii) cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping (such cost shall include the rental of personal property used by Landlord's personnel in the maintenance and repair); (iii) cost of utilities, including water, sewer, power, electricity, gas, fuel, lighting and all air-conditioning, heating and ventilating costs to the Building which are not Direct Expenses; (iv) accounting costs and reasonable legal fees actually incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, none of which shall be included as an Operating Expense), and all association dues; (v) cost of repairs and general maintenance for any portion of the Building; (vi) cost of improvements or equipment which are capital in nature and which are for the purpose of reducing Operating Expenses (provided Landlord makes a commercially reasonable determination the same are likely to reduce Operating Expenses) or complying with applicable Laws enacted after the Commencement Date, all such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord; (vii) the Building management office rent or rental value consistent with comparable buildings in the area; (viii) the cost of premiums and commercially reasonable deductibles for insurance obtained by Landlord in connection with this Building; (ix) a fixed management fee of four percent (4%) of the Annual Base Rent (whether or not Landlord engages a manager for the Building or manages the Building with Landlord's personnel), such fee and all items reimbursable to the Building manager, if any, pursuant to any management contract for the Building; (x) amounts payable to any associations created under any conditions, covenants and restriction governing the Building. Notwithstanding the foregoing, Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Building, (ii) costs of capital improvements or capital repairs or capital equipment to the Building (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws),
(iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds or other third parties, (ix) expenses incurred in negotiating leases of tenants in the Building or enforcing lease obligations of tenants in the Building, (x) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses, (xi) deductibles under any earthquake policy in excess of the commercially reasonable deductible under Landlord's casualty policy of insurance, (xii) costs of repairs resulting from any faulty workmanship or defect in the design or construction of Landlord's Work, (xiii) costs of traffic studies or environmental reports, or other costs associated with converting the Building to office use, (xiv) costs, taxes and fees assessed by or payable to public authorities in connection with the construction, renovation, and/or, expansion of the Project, including, without limitation, costs, taxes and fees for transit, housing, schools, child care and art work;
(xv) costs associated with providing parking, (xvi) costs arising from the presence of Hazardous Materials existing on the Delivery Date, including, without limitation, the presence of Hazardous Materials in the soil or groundwater, (xvii) costs for sculpture, paintings or other objects of art; (xviii) penalties, fines, late payment charges or interest incurred as a result of Landlord's failure to make any payment when due, and (xix) costs associated with the operation of the business of the limited liability company or other entity which constitutes Landlord, as distinguished from the costs of operation of the Building, including accounting and legal costs. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord, such expense may be proportionately allocated among such related calendar years.

         PREMISES: The space located in the Building on floors 1, 2 and 3 and depicted on Exhibit A attached hereto.

         PROJECT or PROPERTY: The Project consists of the office building located at the street address specified in Section 1.1.1(1) in San Francisco, California, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located thereon.

         REAL PROPERTY: The Property excluding any personal property.

         RENT: Collectively, Monthly Base Rent, Operating Expenses, Taxes and Direct Expenses, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

         ADDITIONAL RENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Additional Rent shall be determined and paid as provided in Article Four.

         ADDITIONAL RENT DEPOSIT: An amount equal to Landlord's reasonable estimate of the Additional Rent owed by Tenant for any Lease Year. As soon as the budget for the first year of the Term is determined, Landlord shall submit the same to Tenant for Tenant's review, and Landlord shall make available to Tenant, within ten (10) days after request, the bids, contracts, and other backup information used to prepare such budget. On or before the beginning of each Lease Year or with Landlord's Statement (defined in Article
Four), Landlord may reasonably estimate and notify Tenant in writing of its estimate of the (i) Taxes for such year and (ii) Operating Expenses for such year. Prior to the first determination by Landlord of the actual amount of Taxes and Operating Expenses, Landlord may reasonably estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Additional Rent Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time. Within ten (10) days after request by Tenant, Landlord shall provide a written explanation of the cause for any revision in Landlord's estimate of the Additional Rent.

         RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1(10).

         RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.1 (11) which represents the sum of the rentable area of all space intended for office occupancy in the Project, as determined by Landlord from time to time. Landlord shall notify Tenant of any adjustments in such rentable area and any corresponding change in Tenant's Share.

         SECURITY DEPOSIT: The funds specified in Section 1.1(12), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

         STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

         SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

         TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any transfer taxes, federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

         TENANT ADDITIONS: Collectively, Tenant Work and Tenant Alterations.

         TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to Section 6.1(b).

         TENANT WORK: All work furnished to the Premises by Tenant under the Work Letter.

         TENANT'S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Office Portion of the Project, as determined by Landlord from time to time.

         TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

         TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

         WORK LETTER: The Agreement regarding the Landlord Work and Tenant Work set forth on Exhibit B attached hereto.


                                   ARTICLE 2

                 PREMISES, TERM AND FAILURE TO GIVE POSSESSION

         2.1 LEASE OF PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

         2.2 TERM

             (a) The Commencement Date shall be the earlier of (i) Tenant's Substantial Completion of Tenant's Work, or (ii) the date that is ninety (90) days following the Delivery Date as the same may be extended due to Landlord Delay.

             (b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement in the form attached hereto as Rider I confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

             (c) Landlord shall use diligent efforts to obtain financing adequate to pay for the cost of Landlord's Work and the Tenant Improvement Allowance on or before March 1, 2000. If Landlord fails to obtain such financing or reasonable evidence of Landlord's ability to pay for Landlord's Work and the Tenant Improvement Allowance on or before March 1, 2000, Tenant shall thereafter have the right to terminate this Lease upon written notice to Landlord.

         2.3 FAILURE TO GIVE POSSESSION

         If despite its diligent efforts the Landlord shall be unable to give possession of the Premises on the Projected Delivery Date by reason of the following: (i) the portion of Landlord Work necessary to enable Tenant to commence full-time performance of Tenant's Work is not Substantially Complete,
(ii) the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Commencement Date as specified in Section 2.2(a). No such failure to give possession on the Projected Delivery Date shall affect the validity of this Lease or the obligations of the Tenant hereunder; provided, however, this Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord's architect shall be final and binding on the parties. In the event that Landlord fails to deliver possession of the Premises to Tenant by December 31, 2000, Tenant shall have the right, which must be exercised no later than January 15, 2001, to terminate this Lease and upon receipt of such notice, this Lease shall be terminated and of no further force and effect.

         2.4 CONDITION OF PREMISES

         Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises except for latent defects. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord's architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Work Letter.

         2.5 OPTION TO EXTEND

             (a) Landlord hereby grants Tenant options to extend the term of the Lease for two (2) additional periods of five (5) years each, the first of which shall commence immediately after the expiration of the initial term and if the first option term is properly exercised, the second of which shall commence immediately after the expiration of the first option term, upon the same material terms and conditions contained herein, except that (i) the Monthly Base Rent for the Premises shall be equal to the fair market rent for the Premises determined in the manner set forth in subparagraph (b) below, (ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, and (iii) there shall be no further options to extend the term of the Lease.

             (b) Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than 18 months prior to expiration of the initial term and if Tenant properly exercises the first option, Tenant's election to exercise the second option granted herein must be given to Landlord in writing no less than 18 months prior to the expiration of the first option term. If Tenant properly exercises the option granted herein, references in the Lease to the term shall be deemed to mean the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained, herein, all option rights of Tenant pursuant to this Section 2.5 shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if
(i) a Default exists at the time of exercise of the option or at the time of commencement of the option term, or (ii) Tenant has subleased 50% or more of the Premises or has assigned the Lease other than to an Affiliate.

             (c) If Tenant properly exercises its option to extend the term of the Lease, the Monthly Base Rent during such option term shall be determined in the following manner. The Monthly Base Rent shall be increased to an amount equal to the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term, as specified by Landlord by notice to Tenant not less than ninety (90) days prior to commencement of the option term, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of the option term, then Tenant shall so notify Landlord within ten (10) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) business days, Landlord's determination of the fair market rent for the Premises shall be final and binding upon the parties.

             (d) If the parties are unable to agree upon the fair market rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the amount of Monthly Base Rent as of commencement of the option term shall be determined as follows:

                 (i) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the option term from a broker ("Tenant's Broker") licensed in the State of California and engaged in the office brokerage business in the south of Market Street area of San Francisco for at least the immediately preceding five (5) years ("Broker Qualifications"). If Landlord accepts such determination, the Monthly Base Rent for the option term shall be increased to an amount equal to of the amount determined by Tenant's broker.

                 (ii) If Landlord does not accept such determination, within 15 days after receipt of the determination of Tenant's Broker, Landlord shall, at its sole expense, designate a broker ("Landlord's Broker") with the Broker Qualifications who shall deliver in writing to Tenant its determination of the fair market rent for the Premises for a term equal to the option term within twenty (20) days after appointment.

                 (iii) Landlord's Broker and Tenant's Broker shall name a third broker with the Broker Qualifications ("Third Broker"). The Third Broker shall choose one of the two estimates of fair market rent submitted by Landlord's Broker and Tenant's Broker, which must be the one that is closer to the fair market rent as determined by the third broker. The Third Broker's determination of fair market rent shall be binding upon Landlord and Tenant. If the Third Broker believes that expert advice would materially assist him/her, he/she may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice.

                 (iv) Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of the Third Broker shall be paid one-half by Landlord and one-half by Tenant.

             (e) If the amount of the fair market rent is not known as of the commencement of the option term, then Tenant shall continue to pay the Monthly Base Rent in effect at the expiration of the initial Term until the amount of the fair market basic rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand.

             (f) Notwithstanding any provision of this Section 1, in no event shall the Monthly Base Rent payable during either option term be less than the Monthly Base Rent in effect immediately prior to the expiration of the initial term or the first option term as the case may be.


                                   ARTICLE 3

                                      RENT

         Tenant agrees to pay to Landlord at the office specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Additional Rent in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease.* Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.


                                   ARTICLE 4

                                ADDITIONAL RENT

         4.1 ADDITIONAL RENT

         Tenant shall pay to Landlord Additional Rent with respect to each Lease Year as follows:


-------------
* If this Lease terminates prior to the Commencement Date for any reason, Landlord shall return the first installment of Monthly Base Rent to Tenant within ten (10) days after such termination.

                 (i) The Additional Rent Deposit representing Tenant's Share of Operating Expenses for the applicable Lease Year monthly during the Term with the payment of Monthly Base Rent; and

                 (ii) The Additional Rent Deposit representing Tenant's Share of Taxes for the applicable Lease Year monthly during the Term with the payment of Monthly Base Rent.

         4.2 STATEMENT OF LANDLORD

         As soon as feasible after the expiration of each Lease Year, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

                 (i) Operating Expenses and Taxes for the applicable Lease Year;

                 (ii) The amount of Additional Rent due Landlord for the last Lease Year, less credit for Additional Rent Deposits paid, if any; and

                 (iii) Any change in the Rent Adjustment Deposit due monthly in the current Lease Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Tenant shall pay to Landlord within ten (10) days after receipt of such statement any amounts for Additional Rent then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Additional Rent Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Additional Rent Deposit shall be credited against Additional Rent due for the applicable Lease Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Additional Rent Deposit its estimate of Additional Rent which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Additional Rent and Landlord's obligation to refund any overpayment of Additional Rent survives the expiration or termination of the Lease.

         4.3 BOOKS AND RECORDS

         Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of thirty (30) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance.

If Tenant does not object in writing to Landlord's Statement within sixty (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

         4.4 NET LEASE

         This shall be a triple net Lease and Monthly Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Direct Expenses and Operating Expenses and Taxes are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Article 4 incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

         4.5 TENANT OR LEASE SPECIFIC TAXES

         In addition to Monthly Base Rent, Additional Rent and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction.

         4.6 PROTEST OF TAXES

         In the event Tenant desires to contest with the applicable authorities the amount of Taxes assessed against the Building and Landlord declines to initiate such contest, Tenant, at its sole cost and expense, shall have the right to contest such Taxes, and Landlord shall cooperate with Tenant in such contest.


                                   ARTICLE 5

                                SECURITY DEPOSIT

         Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit. The Security Deposit may be applied by

Landlord to cure, in whole or part, any Default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.


                                   ARTICLE 6

                                    SERVICES

         6.1 LANDLORD'S GENERAL SERVICES

             (a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services, the quality of which shall be consistent with comparable buildings:

                 (i) heat, ventilation and air-conditioning ("HVAC") during Standard Operating Hours as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Building under normal business office operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

                 (ii) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

                 (iii) customary cleaning and janitorial services five (5) days per week, excluding National Holidays;

                 (iv) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord; and

                 (v) automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to reasonable scheduling by Landlord.

             (b) Landlord shall not enter into any service contracts to provide the foregoing services, the cost of which are above the market cost for comparable services in comparable buildings.

             (c) If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

         6.2 ELECTRICAL SERVICES

         The Premises shall be separately metered for the provision of electricity and Tenant shall pay such charges directly to the utility providing such electricity, as Direct Expenses. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

         6.3 TELEPHONE SERVICES

         All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Work or Tenant's Work) for Tenant's connection to the telephone cable serving the Building so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Tenant shall be entitled to its equitable share of space within any such shared telephone cabinet or panel. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

         6.4 DELAYS IN FURNISHING SERVICES

         Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

         6.5 CHOICE OF SERVICE PROVIDER

         Tenant acknowledges that Landlord may, at Landlord's sole option (after consultation with Tenant), to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service and water services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

                                   ARTICLE 7

                   POSSESSION, USE AND CONDITION OF PREMISES

         7.1 POSSESSION AND USE OF PREMISES

             (a) Tenant shall occupy and use the Premises only for the Use specified in Section 1.1(13) to conduct Tenant's business. Tenant hereby acknowledges that Landlord is pursuing certification of the Building as a National Historic Landmark and will fully cooperate with Landlord in that process. Tenant further acknowledges that the Tenant Work, Tenant Alteration or Decoration will not violate the Historic Guidelines attached as Schedule 2 to the Work Letter. Landlord represents and warrants that it has obtained the necessary approvals from the San Francisco Planning Department for using the Premises as office space.

             (b) Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the Rules and Regulations; or (4) would create or continue a nuisance.

             (c) Tenant shall comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day to day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by any party other than Landlord, or its employees or agents. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably approved by Landlord. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity on commercially reasonable terms. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

             (d) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

         7.2 LANDLORD ACCESS TO PREMISES, APPROVALS

             (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Subject to notification as provided in Section 7.2(b) below, Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

             (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after giving Tenant reasonable prior notice (unless Landlord believes an emergency situation exists), may enter the Premises (accompanied by a representative of Tenant if Tenant desires) without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease. Tenant shall have the right to restrict access to certain areas in the Premises, which Landlord shall only have the right to enter in an emergency or to perform its obligations under the Lease.

             (c) Subject to notification as provided in Section 7.2(b) above, Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this
Section 7.2(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

             (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

             (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

         7.3 QUIET ENJOYMENT

         Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.


                                   ARTICLE 8

                                  MAINTENANCE

         8.1 LANDLORD'S MAINTENANCE

         Subject to the provisions of Articles Four and Fourteen, Landlord shall maintain in good order, condition and repair and in accordance with all Laws and Environmental Laws and make necessary repairs to the foundations, roofs, exterior walls, doors, windows and the structural elements of the Building, elevators, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the

Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any such supplemental or special systems to the Building's standard systems and of any corridors, washrooms and lobbies which are part of the Premises; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

         8.2 TENANT'S MAINTENANCE

         Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.2, Landlord may, in its sole discretion after ten (10) days written notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.


                                   ARTICLE 9

                          ALTERATIONS AND IMPROVEMENTS

         9.1 TENANT ALTERATIONS

             (a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Work Letter, the following provisions shall apply to the completion of any Tenant Alterations:

                 (i) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld make or cause to be made any Tenant Alterations in or to the Premises. Notwithstanding the foregoing, Landlord shall have the right in its discretion to approve any Tenant Alterations that affect the structure of the Building or its systems. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of nonresponsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). Tenant acknowledges that all contractors or mechanics must be union affiliated. The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

                 (ii) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee. In addition, Tenant shall pay Landlord immediately following completion of the Tenant Alterations a supervisory fee of 5% of the total cost of the Tenant Alterations, except for Decoration work.

                 (iii) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of this Section or impose any liability upon Landlord in connection with the performance of such work.

             (b) All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

         9.2 LIENS

         Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of these actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.


                                   ARTICLE 10

                           ASSIGNMENT AND SUBLETTING

         10.1 ASSIGNMENT AND SUBLETTING

              (a) Without the prior written consent of Landlord, which may be granted or withheld in Landlord's reasonable discretion (and subject to Landlord's right of Recapture under Section 10.2), Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty-five (35) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.2 as soon as reasonably possible and in any event within thirty (30) days after receipt of Tenant's Notice (and all required information). Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

              (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

                  (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

                  (ii) in Landlord's reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

                  (iii) any proposed assignee's or sublessee's use of the Premises would violate Section 7.1 of the Lease or would violate the provisions of any other leases of tenants in the Project; or

                  (iv) the proposed sublessee or assignee is an existing tenant of Landlord in the Building or a prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request, provided Landlord within five (5) days upon request of Tenant shall provide Tenant a list of all such existing or prospective tenants; or

                  (v) the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building;

                  (vi) the proposed assignee or subtenant is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or any user that will attract a volume, frequency or type of visitor or employee to the Building which is not, in Landlord's judgment, consistent with the standards of the Building;

                  (vii) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations which would lessen the value of the leasehold improvements in the Premises or make the Premises more difficult to re-lease at the expiration of the Term;

                  (viii) Landlord (or any affiliate of Landlord) has experienced previous default by or is in litigation with the proposed assignee or subtenant;

                  (ix) Tenant is in default past any applicable notice and cure period of any obligation of Tenant under this Lease; or

                  (x) in the case of a subletting of less than the entire Premises, if the subletting would result in a division of the Premises into more than four (4) subparcels (in addition to the remaining balance of the Premises) or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

         With respect to clause (iv) above, Landlord shall keep Tenant apprised of any additions or deletions from the list. In addition, if Landlord falls to successfully conclude negotiations with any existing or prospective tenants within sixty (60) days after the name of such existing or prospective tenant first appears on Landlord's list, Tenant shall thereafter have the right to sublease the Premises or assign this Lease to any such persons.

              (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

              (d) If Tenant is a corporation, limited liability company, partnership or similar entity, Landlord's consent shall not be required with respect to an assignment or subletting of this Lease to an Affiliate of Tenant, provided that (i) the assignee is a reputable entity of good character, (ii) a duplicate original instrument of assignment or sublease agreement in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and such assignee or subtenant, shall have been delivered to Landlord promptly following the effective date of any such assignment or subletting, (iii) in the case of an assignment, an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant's part to be performed and observed shall have been delivered to Landlord promptly following the effective date of such assignment, (iv) in the case of an assignment, such assignment is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment otherwise applicable under this Article 8 and (v) in the case of an assignment, such assignee has a Net Worth (as hereinafter defined), computed in accordance with generally accepted accounting principles (excluding goodwill and intangible assets) at least equal to or greater than the greater of (a) Tenant's Net Worth as of the date of this Lease and (b) Tenant's Net Worth immediately preceding such assignment. "Net Worth" of Tenant for purposes of this Article shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied. Transfers of stock in a corporation whose shares are sold in an initial public offering or traded in the "over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this Lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Article.

         10.2 RECAPTURE

         Landlord shall have the option to exclude from the Premises covered by this Lease ("Recapture") the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to Recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of Recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of Recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly. Notwithstanding the foregoing, Landlord's right of Recapture shall not apply to (i) Subleases for a term (together with any option to extend) of four (4) years or less, or (ii) an assignment or sublease to an Affiliate as defined under (ii) or (iii) in the definition of Affiliate in
Section 1.3.

         10.3 EXCESS RENT

         Tenant shall pay Landlord on the fifth day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) received from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Additional Rent due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment, and (3) the actual costs of moving costs or other out of pocket expenses paid to subtenant or assignee. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

         10.4 TENANT LIABILITY

         In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

         10.5 ASSUMPTION AND ATTORNMENT

         If Tenant shall assign this Lease, the assignee shall expressly assume all of the obligations of Tenant in a written instrument satisfactory to Landlord and furnished to Landlord prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant on Landlord's standard form to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord upon a Default by Tenant.


                                   ARTICLE 11

                              DEFAULT AND REMEDIES

         11.1 EVENTS OF DEFAULT

         The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

                  (i) Tenant fails to pay any installment or other payment of Rent including Additional Rent within five (5) days after written notice of such delinquency;

                  (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Work Letter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (unless such cure reasonably requires additional time to cure and then only to the extent Tenant is diligently pursuing such cure), unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

                  (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

                  (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days; or, Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors; or a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days; or any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days; or

                  (v) upon the dissolution of Tenant.

         11.2 LANDLORD'S REMEDIES

              (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

              (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to reenter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

                  (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                  (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

                  (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

                  (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord's unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word "rent" as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause
         (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, parking charges, and the amounts last payable by Tenant as Additional Rent for the calendar year in which Landlord terminated this Lease as provided hereinabove.

              (c) Even if Tenant is in Default, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to
Section 11.2(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

              (d) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed or in the event of Landlord obtaining possession of the Premises;

              (e) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

              (f) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation, shall not constitute a merger and shall terminate all or any existing assignments or subleases, except if and as otherwise specified in writing by Landlord.

              (g) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.13 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver, unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

         11.3 ATTORNEY'S FEES

         In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation, including court. costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

         11.4 BANKRUPTCY

         The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

              (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of this Article. In the event the trustee rejects this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

              (b) Any election to assume this Lease under Chapters 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for the Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

              (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that the following conditions has been satisfied: (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and (ii) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

              (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, or other entity will not be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without its consent, or Landlord's claim for any amount of Rent due from Tenant.

         11.5 LANDLORD'S DEFAULT

         Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.


                                   ARTICLE 12

                             SURRENDER OF PREMISES

         12.1 IN GENERAL

         Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.4, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Alterations, which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Alterations as required by Landlord (provided Landlord notifies Tenant at the time Tenant requests Landlord's approval that such Tenant Alterations must be removed), including any Tenant Alterations containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Alterations installed or created by Tenant. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings or raising of floors, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. In the event Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.2(b).

         12.2 LANDLORD'S RIGHTS

         All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that

Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.


                                   ARTICLE 13

                                  HOLDING OVER

         In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord two hundred percent (200%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any reentry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.


                                   ARTICLE 14

                        DAMAGE BY FIRE OR OTHER CASUALTY

         14.1 SUBSTANTIAL UNTENANTABILITY

              (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord reasonably estimates that the amount of time required to substantially complete such repair and restoration will exceed one year from the date such damage occurred, then Landlord shall notify Tenant and this Lease shall terminate as of the date of such damage.

              (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Building and Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

              (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

              (d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, except for the amount of the deductible under Landlord's standard casualty policy of insurance (provided that Tenant shall have the right to pay the difference between the deductible under Landlord's earthquake insurance policy and the deductible under Landlord's standard casualty policy of insurance and if paid, such amortized amount (amortized on a straight line basis over the remaining Term together with interest at the prime rate plus 1%) shall be credited against the Monthly Base Rent; and (ii) Tenant shall not have the night to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or negligence of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building.

              (e) Tenant shall perform any repair or restoration of the Premises in accordance with the provisions of Article Nine.

         14.2 INSUBSTANTIAL UNTENANTABILITY

         If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one year from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six
(6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within thirty (30) days after the date of such casualty. Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

         14.3 RENT ABATEMENT

         Except for the casualty caused by the negligence or willful act of Tenant or its agents, employees, contractors or invitees which is not covered by Landlord's rent interruption insurance, if all or any part of the Premises are rendered untenantable by casualty and this Lease is not terminated, Monthly Base Rent and Additional Rent shall abate for that part of the Premises which is untenantable (and which Tenant does not occupy) on a per them basis from the date of the casualty until the repair and restoration work in the Premises is Substantially Complete.

         14.4 WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of the Premises or the Property, and are hereby waived.


                                   ARTICLE 15

                                 EMINENT DOMAIN

         15.1 TAKING OF WHOLE OR SUBSTANTIAL PART

         In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title or possession vests in such authority, and Monthly Base Rent and Additional Rent shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

         15.2 TAKING OF PART

         In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.

         15.3 COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.


                                   ARTICLE 16

                                   INSURANCE

         16.1 TENANT'S INSURANCE

         Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

         16.2 FORM OF POLICIES

         Each policy referred to in 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except "All Risks" property insurance and Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit coinsurance, (iv) shall provide that such insurance may not be canceled or amended without thirty
(30) days' prior written notice to the Landlord, and (v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

         16.3 LANDLORD'S INSURANCE

         Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions), against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time together with twelve months rental interruption insurance and insurance against earthquakes. At Tenant's election, at Tenant's expense, Landlord's earthquake policy shall include coverage for Tenant Additions. Landlord agrees to maintain in force during the Term Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Two Million and No/100 Dollars ($2,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

         16.4 WAIVER OF SUBROGATION

              (a) Each party agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies required under this Lease, appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against the other party with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

              (b) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4 for loss or damage to Tenant Additions and to Tenant's furniture, furnishings, fixtures and other property of Tenant to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         16.5 NOTICE OF CASUALTY

         Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.


                                   ARTICLE 17

                         WAIVER OF CLAIMS AND INDEMNITY

         17.1 WAIVER OF CLAIMS

         To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or willful misconduct of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. Notwithstanding the foregoing, Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

         17.2 INDEMNITY BY TENANT

         To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's reasonable discretion. Landlord reserves the night to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by their willful or wrongful act. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.

         17.3 INDEMNITY BY LANDLORD

         To the extent permitted by Law, Landlord hereby indemnifies Tenant, and agrees to protect, defend and hold Tenant harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from any willful act or gross negligence of Landlord, its agents, contractors, servants, employees, customers or invitees, in or about the Building or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease.


                                   ARTICLE 18

                             RULES AND REGULATIONS

         18.1 RULES

         Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the Rules and Regulations listed on Exhibit C attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

         18.2 ENFORCEMENT

         Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the Rules and Regulations or as hereafter adopted and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and nondiscriminatory manner.


                                   ARTICLE 19

                           LANDLORD'S RESERVED RIGHTS

         Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without giving rise to any claim for offset or abatement of
Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) subject to the terms of Article 28 below, to install and maintain all signs on the exterior and/or interior of the Building;
(3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant's permitted use of the Premises; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, provided that such action shall first be discussed with Tenant and shall not materially and adversely interfere with Tenant's access to the Premises or the Building; and (7) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.


                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

         20.1 IN GENERAL

              (a) Within ten (10) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) to Tenant's knowledge that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Work Letter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against

Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof,
(viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

              (b) Within ten (10) days after request therefor by Tenant, Landlord agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Landlord, certifying (i) that this Lease is unmodified and in full force and effect (or if there, have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) to Landlord's knowledge that Tenant is not in default under this Lease, or, if Landlord believes Tenant is in default, the nature thereof in detail; and (v) that the Premises have been completed in accordance with the terms and provisions hereof or the Work Letter.

         20.2 ENFORCEMENT

         In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.


                                   ARTICLE 21

                              REAL ESTATE BROKERS

         Tenant represents that, except for the broker(s) listed in Section 1.1(14), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

         Landlord agrees to pay any commission to which the broker(s) listed in
Section 1.1(14) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker(s).


                                   ARTICLE 22

                              MORTGAGEE PROTECTION

         22.1 SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

         Subject to Tenant's obtaining a nondisturbance agreement from future lenders as provided below, this Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, and such purchaser or ground lessor shall recognize Tenant's rights under this Lease, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. With respect to any future lender, Tenant shall execute promptly any reasonable certificate or instrument that Landlord or any mortgagee may request to evidence such subordination provided that such document provides that so long as an Event of Default has not occurred with respect to Tenant, such mortgagee shall grant Tenant nondisturbance and recognize Tenant's rights under this Lease. In confirmation of such subordination and nondisturbance, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. Landlord shall use its commercially reasonable efforts to obtain a non-disturbance agreement from its current lender.

         22.2 MORTGAGEE PROTECTION

         Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no night to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

         22.3 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

         If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

         22.4 FINANCIALS

         At the reasonable request of Landlord from time to time, Tenant shall provide to Landlord Tenant's financial statements or other information discussing financial worth of Tenant which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Building.


                                   ARTICLE 23

                                    NOTICES

              (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid, addressed to the parties hereto at their respective addresses listed in Sections 1.1(2) and (3).

              (b) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to ran from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

              (c) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.


                                   ARTICLE 24

                                 MISCELLANEOUS

         24.1 LATE CHARGES

              (a) All payments required hereunder (other than the Monthly Base Rent and Additional Rent which shall be due as provided herein) to Landlord shall be paid within thirty

(30) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent and Additional Rent) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

              (b) In the event Tenant is more than two (2) days late after receipt of written notice of delinquency from Landlord in paying any installment of Monthly Base Rent due under this Lease (provided after three (3) such notices during any calendar year, no such notice shall be required), Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

              (c) Payment of interest at the, Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

         24.2 NO JURY TRIAL; VENUE, JURISDICTION

         Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of -the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

         24.3 TENANT AUTHORITY

         Each party represents and warrants to the other, that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

         24.4 ENTIRE AGREEMENT

              (a) This Lease, the Exhibits attached hereto and the Work Letter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied.

              (b) This Lease shall not be modified except by a writing executed by Landlord and Tenant.

         24.5 EXCULPATION

              (a) Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and all sales proceeds, insurance proceeds, or condemnation awards and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount; provided that the foregoing limitation shall not apply in the event of fraud on the part of Landlord.

              (b) In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer.

         24.6 ACCORD AND SATISFACTION

         No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

         24.7 BINDING EFFECT

         Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

         24.8 CAPTIONS

         The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

         24.9 TIME, APPLICABLE LAW, CONSTRUCTION

         Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

         24.10 ABANDONMENT

         In the event Tenant vacates or abandons the Premises, Landlord shall
(i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

         24.11 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

         If Tenant fails timely to perform any of its duties under this Lease or the Work Letter after notice and expiration of applicable cure period (except in the case of an emergency), Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

         24.12 SECURITY SYSTEM

         Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system. Tenant shall be entitled to install its own card reader access system for the Premises; provided that if such system is installed on the exterior doors of the Premises, Tenant shall make such system available for use by Landlord and any other tenant of the Building, subject to reasonable terms and conditions.

         24.13 NO LIGHT, AIR OR VIEW EASEMENTS

         Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

         24.14 CONSENT

         Except as expressly provided to the contrary in the Lease, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith.

         24.15 SURVIVAL

         The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the indemnification obligations shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

         24.16 MEMORANDUM OF LEASE

         Tenant shall have the right to have a Memorandum of Lease recorded in the Official Records of the County of San Francisco.

         24.17 LIABILITY

         Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible for any damages, costs, liabilities or claims caused by the gross negligence of Landlord, its employees, agents or contractors.

                                   ARTICLE 25

                                LETTER OF CREDIT

         25.1 DELIVERY OF LETTER OF CREDIT

         In lieu of depositing a security deposit with Landlord, Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Letter of Credit in the Basic Lease Information, as it may be increased as provided in this Lease (the "LOC Amount") for an initial term of one (1) year and which shall thereafter renew automatically from year to year, unless the LOC bank notifies Landlord at least thirty (30) days prior to such expiration date of the LOC. The LOC shall be in a form reasonably acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord, at its cost, shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.*

         25.2 REPLACEMENT OF LETTER OF CREDIT

         Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph.

         25.3 LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT

         Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 24.12 (Right of Landlord to Perform Tenant's Covenant); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least twenty (20) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.


------------
* Upon termination of this Lease for any reason (other than a Default on the part of Tenant), Landlord shall return the LOC to Tenant within ten (10) days after such termination.

         25.4 LOC SECURITY DEPOSIT

         Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC Security Deposit") in accordance with Paragraph 5 of this Lease. Tenant shall thereafter have the right to replace the LOC Security Deposit with a LOC meeting the requirements of this Article 25.

         25.5 RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT

         If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph; or
(b) reinstate the LOC to the full LOC Amount.

         25.6 REDUCTION OF LETTER OF CREDIT

              (a) At any time after the end of the 12th month of the Term hereof, and only in the event Tenant satisfies each of the following conditions to Landlord's reasonable satisfaction, the LOC Amount may be reduced to an amount equal to $8,000,000: (i) Tenant is not and has not been in default under the terms of this Lease beyond any applicable cure period; (ii) Tenant maintains a tangible net worth in excess of $125,000,000 which amount shall be determined by Landlord to its satisfaction prior to any reduction in the LOC Amount, and in connection with such determination, Tenant shall deliver to Landlord for review Tenant's financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information reasonably requested by Landlord ("Tenant's Financial Information"); (iii) Tenant provides to Landlord ten (10) days prior written notice of any such reduction; and (iv) the LOC provides that the issuing bank shall notify Landlord in writing at least five (5) business days prior to any such reduction. In the event that such reduction to the LOC is made, and, subsequently, Tenant falls to meet any of the above conditions for a period of thirty (30) days following delivery by Landlord of written notice of any such failure, Tenant shall within forty-eight (48) hours, increase the face amount of the LOC to an amount equal to $10,000,000.

              (b) At any time after the sixtieth (60th) month of the Term hereof, and only in the event Tenant satisfies all of the following conditions to Landlord's reasonable satisfaction, the LOC Amount may be reduced to an amount equal to $6,000,000: (i) Tenant is not and has not been in default under the terms of this Lease beyond any applicable cure period; (ii) Tenant maintains a tangible net worth in excess of $200,000,000 which amount shall be determined by Landlord to its satisfaction prior to any reduction in the LOC Amount, and in connection with such determination, Tenant shall deliver to Landlord for review Tenant's Financial Information; (iii) Tenant provides to Landlord ten (10) days prior written notice of any such reduction; and (iv) the LOC provides that the issuing bank shall notify Landlord in writing at least five (5) business days prior to any such reduction. In the event that such reduction to the LOC is made and, subsequently, Tenant fails to meet any of the above conditions for a period of thirty (30) days following delivery by Landlord of written notice of any such failure, Tenant shall within forty-eight (48) hours, increase the face amount of the LOC to an amount equal to $7,000,000.

                                   ARTICLE 26

                              RIGHT OF FIRST OFFER

         Provided Tenant is not, and has not been, in default of any terms and conditions of this Lease, Tenant shall have a one-time right of first offer to lease or purchase the entire building or site of approximately 55,000 square feet (the "Expansion Space") that is adjacent to the Building, as shown on Exhibit E at such time as such Expansion Space is made available for lease or purchase by Landlord. Upon notification by Landlord in writing of the availability of the Expansion Space and the terms and conditions on which Landlord is willing to lease such Expansion Space to Tenant, Tenant shall have five (5) business days to notify Landlord in writing of Tenant's desire to exercise Tenant's right of first offer on the terms and conditions. In the event Tenant fails to give Landlord notice of Tenant's election to lease such Expansion Space within such time period, Tenant shall have no further right, title or interest in such Expansion Space and this right of first offer shall terminate. If, on the other hand, Tenant exercises its right of first offer in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for such Expansion Space (in the same manner as provided for in this Lease), and the lease for such Expansion Space shall be consummated without delay in accordance with the terms and conditions set forth in Landlord's notice. Notwithstanding anything to the contrary herein contained, Tenant's right to the Expansion Space shall be conditioned upon the following:
(i) at the time Tenant agrees to accept the Expansion Space and at the time of the commencement of the term for the Expansion Space, Tenant or its Affiliates shall be in possession of and occupying the primary premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee and, provided further, that the option for additional space shall be applicable hereunder only in the Expansion Space will actually be occupied by Tenant and (ii) the agreement of acceptance shall constitute a representation by Tenant to Landlord, effective as of the date of the agreement of acceptance and as of the date of commencement of the lease for the Expansion Space, that Tenant does not intend to assign the lease for the Expansion Space, in whole or in part or sublet all or any portion of the Premises, the election to expand being for the purpose of utilizing the Expansion Space for Tenant's purposes in the conduct of Tenant's business therein.



                                   ARTICLE 27

                                  ROOF RIGHTS

              (a) During the Term, Tenant shall have the nonexclusive right to install on the roof of the Building antennas, supplemental HVAC, microwaves, satellites or DDS dishes in a area designated by Landlord that is not greater than ten (10) feet in diameter and does not exceed two hundred (200) pounds installed, which shall be enclosed by a screen and the nonexclusive right to run connecting lines or cables thereto from the Premises (such satellite dish/antennae and such connecting lines and related equipment herein referred to collectively as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. The plans and specifications for all the Equipment shall be delivered by Tenant to Landlord for Landlord's review and approval. Such plans and specifications, including, without limitation, the location of the Equipment, shall be approved by Landlord in writing prior to any installation. In no event shall the Equipment or any portion thereof be visible from street level. Prior to the commencement of any installation or other work performed on or about the Building,

Landlord shall approve all contractors and subcontractors which shall perform such work. Tenant shall be responsible for any damage to the roof, conduit systems or other portions of the Building or Building systems as a result of Tenant's installation, maintenance and/or removal of the Equipment.

              (b) Tenant, at Tenant's sole cost and expense, shall comply with all Laws regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

              (c) Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

              (d) Landlord may require Tenant, at Landlord's sole cost and expense, to relocate the Equipment during the Term to a location approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not change the location of, or alter or install additional Equipment or paint any of the other Equipment without Landlord's prior written consent.

              (e) Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such interference, Tenant agrees to cooperate with such other tenants to eliminate such interference.

              (f) Tenant shall maintain the Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the satellite dishes at Tenant's expense to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the Equipment in accordance with this Lease, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the Equipment and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

              (g) Tenant may access the roof for repair and maintenance of the Equipment, only during normal business hours, on not less than 24 hours prior written notice to Landlord, except in emergency. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlord's building security personnel, such authorized persons shall be granted access to the roof by Landlord's building engineer. Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph. Landlord or Landlord's agent may accompany Tenant during such access.

              (h) Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under this Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

              (i) Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof, or (iv) interference with use of the Equipment arising out of utility interruption or any other cause, except for injury to persons or damage to property caused solely by the active negligence or intentional misconduct of Landlord, its agents or any other parties related to Landlord. In no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant's needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

              (j) Tenant shall use the Equipment solely for Tenant's operations associated with the Permitted Use and within Tenant's Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Building or any other person or entity.

Tenant shall, at Tenant's sole cost and expense, remove such portions of the Equipment as Landlord may designate upon the expiration or earlier termination of this Lease, and restore the affected areas to their condition prior to installation of the Equipment. If Tenant fails to so remove the Equipment, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.


                                   ARTICLE 28

                                    SIGNAGE

         Tenant shall be entitled to the exterior signs to be located as shown on Exhibit D attached hereto, which Tenant must exercise by May 1, 2000. Any locations for exterior signs not elected by Tenant by May 1, 2000, shall be available for Landlord for its own use, including, without limitation, leasing to third parties. Such signage rights are subject to the following terms and conditions:

              (a) Tenant shall submit plans and drawings for such signage to the City of San Francisco and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Laws (Tenant acknowledges that as of the date of this Lease, Landlord does not have approval for any signage).

              (b) Tenant shall, at Tenant's sole cost and expense, design, construct and install such.

              (c) All signs shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion.

              (d) Tenant shall maintain its signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if such signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with its signs.

              (e) Tenant's signage rights granted hereby shall be deemed revoked and terminate upon occurrence of any of the following events:

                  (i) Tenant shall be in default and shall not have cured said default for a period of ninety (90) days after notice.

                  (ii) Except with respect to Affiliates, Tenant shall assign this Lease or sublet any portion of the Premises without Landlord's prior written consent in accordance with Article 10, or Tenant occupies less than fifty (50%) of the Premises.

                  (iii) This Lease shall terminate or otherwise no longer be in effect.

              (f) Upon the expiration or earlier termination of this Lease or at such other time that Tenant's signage rights are terminated pursuant to the terms hereof, Landlord shall cause Tenant's signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of Tenant's signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with Article 9 of this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor.

              (g) Tenant shall pay, on a monthly basis, the charges for each such sign set forth in Exhibit D.

              (h) If Tenant shall fail to exercise the foregoing option by May 1, 2000, and exterior signage on the Building subsequently becomes available for lease after the initial leasing thereof, prior to granting rights to such exterior signage to a third party, Landlord shall notify Tenant of the availability of such signage and the terms and conditions on which Landlord is willing to offer such signage to third parties. Tenant shall have five (5) business days to notify Landlord in writing of Tenant's desire to accept such signage rights upon the terms and conditions set forth in Landlord's notice. If Tenant fails to give such notice to Landlord within said five (5) business days, Landlord shall thereafter have the right to offer such signage to third parties on terms and conditions determined in Landlord's sole discretion, provided that if signage becomes available again more than twenty-four (24) months after Landlord's offer of such signage to Tenant, Landlord shall thereafter re-offer signage rights to Tenant in accordance with this Article 28.


              (i) Landlord agrees that it will not enter into any agreement for signage rights with Scient, Viant, or any of the top 20 ranked Interactive Agencies as measured by Advertising Age for the preceding year (or if Advertising Age shall no longer be published, as measured by an equivalent publication). This restriction shall terminate if Tenant shall (except with respect to Affiliates) assign this Lease or sublet any portion of the Premises without Landlord's prior written consent in accordance with Article 10, or Tenant occupies less than fifty (50%) of the Premises.



                                   ARTICLE 29

                                    PARKING

         During the Term, Tenant shall lease 212 parking spaces on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, in the parking garage adjacent to the Building.

         Tenant shall at all times comply and shall cause all Tenant's Parties and visitors to comply with all Regulations and any rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable.

         Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any Tenant's Parties. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. In all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

         Landlord reserves the night to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time 60 generally applicable to visitor parking. Landlord may utilize a valet system of parking in such garage and Tenant shall comply with such rules established therefor. Landlord also reserves the right to alter, modify, relocate or close all or any portion of the parking area in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God, Laws or for any other reason deemed reasonable by Landlord.

         Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking garage, based on the prevailing market rate for covered standard parking in the vicinity of the Building. Such parking charges shall be payable in advance with Tenant's payment of Monthly Base Rent and are considered as a material part of the rental received by Landlord hereunder. In the event the parking spaces are unavailable for use for a period in excess of five (5) days, Tenant shall be entitled to an abatement of rent for such spaces from and after the fifth day until such time as the spaces are available. Tenant may sublease such spaces at the same charge that Tenant is paying Landlord for the spaces. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant.

                                   ARTICLE 30

                                    BASEMENT

         Tenant acknowledges that Landlord may convert the storage space in the basement of the Building to office space. Any such conversion shall be at no cost to Tenant and shall be performed in a manner so as not to interrupt or interfere with the conduct of Tenant's business. Further, any such conversion shall not reduce the size of the Premises (except in an immaterial amount to accommodate the entryway to the basement and ducts in locations reasonably approved by Tenant), or interfere with or adversely affect Tenant's access to or use of the Premises, or impair the security of the Premises. Without limiting the generality of the foregoing, Tenant's cabling and the security of its server and other equipment shall not be impaired. Landlord shall cause any such additional tenants to pay their pro rata share of Operating Expenses, and Tenant's Share shall be reduced accordingly.


                                   ARTICLE 31

                                GENERATOR SPACE

         31.1 GENERALLY

         During the Term, Tenant shall have the right, subject to applicable codes, rules and regulations, to install a diesel-operated generator, together with transformer and fuel tank, together with related wining, vents and equipment as well as conduits (collectively, the "Generator"), to provide emergency additional electrical capacity to the Premises. The Generator shall be placed in a location reasonably designated by Landlord (the "Generator Space").

         31.2 INSTALLATION

         Prior to commencing the installation of the Generator and any related equipment and materials located on the Generator Space or in other parts of the Building, including, but not limited to all switch gear and wiring, (collectively, the "Related Equipment"), Tenant shall submit plans and specifications regarding the installation of the Generator and any Related Equipment to Landlord for Landlord's review and approval, which will not be unreasonably withheld, conditioned or delayed. Tenant's right to install the Generator shall be subject to Landlord's prior written approval of the manner in which the Generator is installed and the measures that will be taken to eliminate interference with other tenants and any vibrations or sound disturbances from the operation of the Generator. Landlord shall have the right to require an acceptable enclosure (e.g. wood fencing and landscaping) to hide or disguise the existence of the Generator and to minimize any adverse effect that the installation of the Generator may have on the appearance of the Building and Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals of, and for the cost of installing, operating, maintaining and removing, the Generator and all Related Equipment. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator.

         31.3 MAINTENANCE, REMOVAL

         The Generator and Related Equipment shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the termination of this Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator and appurtenance were attached. Tenant agrees to maintain the Generator, including without limitation, any enclosure installed around the Generator, in good condition and repair, and any such maintenance shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord.

         31.4 ACCESS

         Tenant, subject to the reasonable rules and regulations enacted by Landlord, to Force Majeure and events of casualty, shall have access to the Generator and its surrounding area for the purpose of installing, operating, repairing, maintaining and removing the Generator and Related Equipment at all times.

         31.5 USE

         Tenant agrees that it will not refuel the storage tank during Normal Business Hours and will only run the Generator during emergency circumstances. The Generator shall be tested only before or after Normal Business Hours, and only upon at least 24 hours prior written notice to Landlord. Any spills or leaks from the Generator or any use of the Generator which results in a release of Hazardous Materials of any kind must be immediately reported to Landlord and the costs for any such clean-up shall be borne solely by the Tenant. Landlord shall not be liable in-any way for any claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation by Tenant of any environmental laws incurred by or assessed against Landlord arising in connection with the Generator.

         IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1(4) hereof.



TENANT:                                      LANDLORD:


ORGANIC, INC.                                BAKER HAMILTON PROPERTIES, LLC.
a Delaware corporation



By:________________________________          By:________________________________

Print Name:________________________          Print Name:________________________

Its:_______________________________          Its:_______________________________



By:________________________________

Print Name:________________________

Its:_______________________________

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

         This Work Letter ("Work Letter") is made and entered into as of November 8, 1999, by and between Baker Hamilton Properties, LLC ("Landlord"), and Organic, Inc. ("Tenant").


                                    RECITALS

         A. Pursuant to the terms of that certain Lease of even date herewith (the "Lease"), Landlord leased to Tenant, and Tenant hired from Landlord, those certain premises consisting of approximately 213,000 square feet of space (the "Premises"), located at 601 Townsend Street, San Francisco, California (the "Building"), as more particularly described in the Lease.

         B. Subject to the terms and provisions hereof, Landlord has agreed that Tenant may construct certain tenant improvements in the Premises. Accordingly, Landlord and Tenant now desire to set forth the terms and conditions upon which Tenant shall construct the tenant improvements in the Premises, as more particularly set forth hereinbelow. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Lease.

         NOW THEREFORE, the parties agree as follows:

         1. General Requirements for Construction

            1.1. Landlord's Work. Landlord shall diligently complete Landlord's Work in a good and workmanlike manner, in compliance with all applicable Laws.

            1.2. Tenant's Obligation to Construct. Tenant shall construct and install, in a good and workmanlike manner, first-class tenant improvements and fixtures (the "Tenant Improvements") in accordance with the Final Plans (as defined in Section 2.2 below) and otherwise in strict compliance with this Work Letter. Tenant shall be solely responsible for all cost and expenses related to the construction and installation of the Tenant Improvements, subject to reimbursement by Landlord pursuant to Section 4 below.

            1.3. Tenant's Access to the Premises. Tenant shall coordinate with the Landlord for access to the Premises and the scheduling of construction work therein. Landlord agrees to permit Tenant and its contractor and subcontractors access to the Premises as soon as reasonably possible prior to the Delivery Date, so long as such access shall not interfere with the performance of Landlord Work. Any damage to the Building caused by Tenant or its contractor or subcontractors in connection with the construction of the Tenant Improvements shall be immediately repaired at Tenant's sole cost and expense.

         2. Development of Plans

            2.1. Preliminary Plans. Prior to Tenant's commencement of the construction and installation of the Tenant Improvements, Tenant shall prepare and deliver to Landlord preliminary plans and specifications (the "Preliminary Plans") setting forth the Tenant Improvements to be constructed in the Premises. Within five (5) business days following



                               Exhibit B - Page 1
delivery of the Preliminary Plans, Landlord shall approve the Preliminary Plans or deliver to Tenant written notice of Landlord's disapproval of the Preliminary Plans. Such notice shall specify all changes that must be made to the Preliminary Plans as a condition of Landlord's approval thereof. Promptly following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Preliminary Plans to Landlord, which Preliminary Plans shall incorporate all changes specified in Landlord's notice of disapproval. Landlord shall reasonably approve or disapprove the revised Preliminary Plans within two
(2) business days after receipt thereof.

            2.2 Final Plans. As soon as the Preliminary Plans are approved by Landlord, Tenant shall prepare final plans, specifications and working drawings for the Tenant Improvements (the "Final Plans") that are consistent with and logical evolutions of the approved Preliminary Plans and shall deliver the same to Landlord for approval. Concurrently with the delivery of the Final Plans, Tenant shall deliver to Landlord for Landlord's approval a schedule of values ("Schedule of Values") allocating costs to the various portions of the work involved in the construction and installation of the Tenant Improvements and setting forth Tenant's reasonable, good faith estimate of the timing of Landlord's disbursements of the Tenant Improvement Allowance (as defined in Section 4.1 below) and the amount of each such disbursement. If Landlord disapproves the Final Plans and/or the Schedule of Values, Landlord shall deliver to Tenant, as soon as reasonably possible but within five (5) business days following receipt thereof, written notice of such disapproval. Such notice shall specify all changes that must be made to the Final Plans and/or the Schedule of Values as a condition of Landlord's approval thereof. Promptly following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Final Plans and/or Schedule of Values to Landlord, which Final Plans and/or Schedule of Values shall incorporate all changes specified in Landlord's notice of disapproval. Landlord shall approve or disapprove revised Final Plans and/or the Schedule Values within two (2) business days after receipt thereof. As soon as Landlord approves the Final Plans and the Schedule of Values submitted by Tenant, Landlord and Tenant shall each sign the same. Except as otherwise specifically provided in this Work Letter, the term "Final Plans" as hereinafter used shall mean the final plans, specifications, working drawings and Schedule of Values approved by Landlord for the construction of the Tenant Improvements.

            2.3. Form of Final Plans, Approval of Architect. The Final Plans shall include tracings and other reproducible drawings, shall be in a form satisfactory for filing with appropriate governmental authorities and shall conform to all applicable codes, rules, regulations and ordinances of all governing authorities. All plans submitted by Tenant to Landlord shall be prepared by an architect selected by Tenant and approved by Landlord. Landlord hereby approves Gensler Architecture Design & Planning as Tenant's architect. Landlord's approval of Tenant's architect shall not constitute Landlord's warranty that said architect is professionally qualified.

            2.4. Landlord's Approval. If the Final Plans otherwise conform to the Preliminary Plans and this Work Letter, Landlord's approval thereof shall not be unreasonably withheld. If the Final Plans show work requiring a modification or change to the shell of the Building, Landlord shall not be deemed unreasonable if Landlord disapproves such Final Plans. Landlord may, at Landlord's option, have the Preliminary Plans or the Final Plans reviewed by Landlord's architect, engineer and/or construction manager; provided, however, that any such review shall be performed within the time periods set forth above for Landlord's review of the



                               Exhibit B - Page 2

Preliminary Plans and the Final Plans. In no event shall the approval by Landlord (or Landlord's architect, engineer or construction manager) of the Preliminary Plans or the Final Plans constitute a representation or warranty by Landlord (or Landlord's architect, engineer or construction manager) of (i) the accuracy or completeness thereof, (ii) the absence of design defects or construction flaws therein, or (ill) the compliance thereof with applicable laws; and the parties agree that Landlord (and Landlord's architect, engineer and construction manager) shall incur no liability by reason of such approval.

            2.5. Changes. There shall be no material changes to the Final Plans without the prior written consent of Landlord. All change orders requested by Tenant shall be made in writing and shall specify any added or reduced cost resulting therefrom. Any change proposed by Tenant shall be approved or disapproved by Landlord as soon as reasonably possible and `in any event within two (2) business days following Landlord's receipt of plans and specifications therefor. Landlord's failure to approve any proposed change within said two (2) day period shall be deemed Landlord's approval thereof.

         3. Construction of Tenant Improvements

            3.1. Permits and Approvals. Tenant shall submit the Final Plans to all appropriate governmental agencies for approval and shall not commence construction or installation of the Tenant Improvements described therein unless and until Tenant has obtained all necessary permits and approvals required for the construction and installation of the same and has delivered a copy or copies thereof to Landlord.

            3.2. Construction Documents. Prior to the commencement of construction and installation of the Tenant Improvements, Tenant shall submit to Landlord, for Landlord's approval, the following (collectively, the "Construction Documents"): (a) the name of the proposed general contractor and a copy of the proposed construction contract for the Tenant Improvements, which shall be consistent with the terms hereof, (b) a written assignment of such construction contract containing the written consent of Tenant's general contractor to such assignment provided that Landlord assumes in writing all obligations of Tenant under said contract, (c) a copy of the architect's contract for the Tenant Improvements, which shall be consistent with the terms hereof, (d) a written assignment of such architect's contract containing the written consent of Tenant's architect to such assignment provided that Landlord assumes in writing all obligations of Tenant under said contract, and (e) a list of all subcontractors and materials suppliers proposed to be used by Tenant in connection with the construction of the Tenant Improvements. Within five (5) business days following the delivery of all of the Construction Documents, Landlord shall approve such information or deliver to Tenant written notice of Landlord's disapproval of all or any information contained therein, provided Landlord shall not have approval rights over Tenant's architect's contract or the general contractor's contract. If Landlord disapproves the general contractor, any subcontractor or materials supplier, the parties shall negotiate in good faith to select another contractor, subcontractor or materials supplier mutually acceptable to the parties. Landlord shall be entitled to withhold its approval of the general contractor, any subcontractor, or any materials supplier, who, in Landlord's determination, is financially or otherwise professionally unqualified to construct the Tenant Improvements. In addition, Landlord may condition its approval of a general contractor upon Tenant obtaining a performance bond and labor and materials payment bond, each in an amount



                               Exhibit B - Page 3
equal to one hundred percent (100%) of the estimated cost of the Tenant Improvements and in a form acceptable to Landlord, in the event Landlord reasonably determines that such bonds are necessary to ensure lien-free completion of the Tenant Improvements. Landlord's failure to disapprove a contractor, subcontractor or materials supplier shall not constitute Landlord's warranty that any contractor, subcontractor or supplier not so disapproved is in fact qualified. Following approval by Landlord, Tenant shall not materially amend or consent to the material amendment of the construction contract or the bonds, if the same are required, without Landlord's prior written approval.

            3.3. Commencement and Completion of Construction. Following Tenant's satisfaction of all of the requirements of Section 2 above and this Section 3, Tenant shall commence construction and installation of the Tenant Improvements in accordance with the Final Plans and shall pursue the same diligently to completion. Tenant covenants to give Landlord at least ten (10) days' prior written notice of its commencement of construction or delivery of materials related thereto to enable Landlord to post a notice of nonresponsibility respecting the Tenant Improvements to be constructed in the Premises.

            All work done in connection with the Tenant Improvements shall be performed in compliance with all applicable laws, ordinances, rules, orders and regulations of all federal, state, county and municipal governments or agencies now in force or that may be enacted hereafter, with the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the terms of the Lease, and with all directives, rules and regulations of the fire marshal, health officer, building inspector, or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction.

            3.4. Building Systems. In no event shall Tenant interfere with the provision of heating, plumbing, electrical or mechanical system services to the Building, make any structural changes to the Building, make any changes to the heating, plumbing, electrical or mechanical systems of the Building, or make any changes to the Premises which would weaken or impair the structural integrity of the Building, alter the aesthetic appearance of the Building exterior, or which would affect any warranties applicable to the Building or any improvements constructed or installed by Landlord therein, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

            3.5. Inspections. In addition to any right of Landlord under the Lease and this Work Letter to enter the Premises for the purpose of posting notices of nonresponsibility, Landlord and its officers, agents or employees shall have the right at all reasonable times to enter upon the Premises and inspect the Tenant Improvements and to determine that the same are in conformity with the Final Plans and all of the requirements of this Work Letter. Landlord, however, is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant shall not rely upon Landlord therefor. Neither the right herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require that the construction and installation of the Tenant Improvements conform with the Final Plans and all the requirements of this Work Letter.



                               Exhibit B - Page 4

            3.6. Protection Against Lien Claims. Subject to timely payment of the Tenant Improvement Allowance, Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Improvements, to diligently file or procure the filing of a valid notice of completion within ten (10) days following completion of construction of the Tenant Improvements, to diligently file or procure the filing of a notice of cessation upon any cessation of labor on the Tenant Improvements for a continuous period of thirty (30) days or more, and to take all reasonable steps to forestall the assertion of claims of lien against the Premises or the Project, or any part thereof, or any right or interest appurtenant thereto. Upon the request of Landlord, Tenant shall provide Landlord with satisfactory evidence of the release or removal (including removal by appropriate surety bond) of all liens recorded against the Premises, the Project, or any portion thereof, and all stop notices received by Tenant.

            3.7. Insurance

                 (a) At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall submit to Landlord evidence of the following insurance coverage: (i) general liability insurance as required by Paragraph 19 of the Lease, which shall include contractor's protective liability coverage; (ii) workers' compensation insurance as required by Paragraph 19 of the Lease, with limits in accordance with the statutory requirements of the State of California; and (iii) broad form "Builder's Risk" property damage insurance with limits of not less than one hundred percent (100%) of the estimated value of the Tenant Improvements (which insurance may be carried by Tenant's contractor). All such policies shall provide that thirty
(30) days' written notice must be given to Landlord prior to termination or cancellation. The insurance specified in (i) and (iii) above shall name Landlord and Landlord's property manager as additional insureds and shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord's agents by reason of the negligence of Tenant or Tenant's contractors, subcontractors and/or employees. Tenant hereby waives, and Tenant shall use commercially reasonable efforts to cause each of its contractors and subcontractors to waive, all rights to recover against Landlord and its agents, contractors and employees for any loss or damage arising from a cause covered by insurance required to be carried by Tenant hereunder to the extent of such coverage and shall cause each property insurer to waive all rights of subrogation against Landlord and its agents, contractors and employees in connection therewith to the same extent.

                 (b) At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's contractor(s) evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary: (i) commercial general liability insurance; (ii) business automobile liability insurance; (iii) workers' compensation insurance; and (iv) umbrella liability insurance. The insurance specified in (i), (ii) and (iv) above shall name Landlord and Landlord's property manager as additional insureds, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation.

            3.8. Final Documents. Following completion of the Tenant Improvements, Tenant shall comply with the following: (a) Tenant shall obtain and deliver to Landlord a copy



                               Exhibit B - Page 5
of the certificate of occupancy for the Tenant Improvements from the governmental agency having jurisdiction thereof; (b) Tenant shall promptly cause a notice of completion to be validly recorded for the Tenant Improvements; (c) Tenant shall furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Tenant Improvements, including Tenant's architect(s); (d) Tenant shall deliver to Landlord a certificate of Tenant's architect(s) certifying completion of the Tenant Improvements in substantial accordance with the Final Plans; (e) Tenant shall deliver to Landlord a certificate of Tenant's contractor(s) certifying completion of the Tenant Improvements in substantial accordance with the construction contract(s) approved by Landlord; (f) Tenant shall deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the general contractor and each responsible subcontractor) for the Tenant Improvements; and (g) Tenant shall deliver to Landlord copies of all written construction and equipment warranties and manuals related to the Tenant Improvements.

            3.9. Indemnification. Tenant shall, at Tenant's sole cost and expense, defend, indemnify, save and hold Landlord harmless from and against any and all claims, liabilities, demands, losses, expenses, damages or causes of actions (whether legal or equitable in nature) asserted by any person, firm, corporation, governmental body or agency or entity arising out of the construction of the Tenant Improvements, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, agents, contractors, subcontractors or material suppliers. Tenant shall pay to Landlord upon demand all claims, judgments, damages, losses or expenses (including attorneys' fees) incurred by Landlord as a result of any legal action arising out of the construction of the Tenant Improvements, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, agents, contractors, subcontractors or material suppliers.

         4. Tenant Improvement Allowance

            4.1. Amount of Allowance. Subject to the terms and conditions of this Work Letter, Landlord shall pay to Tenant an amount not in excess of $5,288,300 (the "Tenant Improvement Allowance") on account of all construction costs, space planning and design fees, architecture and engineering fees, permit fees and construction management fees (including Landlord's construction management fee) incurred by Tenant in designing and constructing the Tenant Improvements in the Premises. In no event shall Tenant be entitled to any cash payment, credit, offset or other benefit whatsoever based on any excess of the Tenant Improvement Allowance over the actual costs of the construction and installation of the Tenant Improvements.

            4.2. Tenant's Cost. Any cost incurred in the design or construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne by Tenant in accordance with the terms and conditions set forth below. Prior to the construction of the Tenant Improvements, Tenant shall cause its general contractor to submit an estimate of the total cost of constructing the Tenant Improvements. In the event that the aggregate of the cost estimated by Tenant's general contractor and the cost of designing the Tenant Improvements (collectively, the "Improvements Cost") exceeds the Tenant Improvement Allowance, Landlord and Tenant shall determine Landlord's share of the Improvements Cost ("Landlord's Share") and Tenant's share of the Improvements Cost ("Tenant's Share") as follows:



                               Exhibit B - Page 6

                 (a) Landlord's Share shall be a fraction, the numerator of which is the Tenant Improvement Allowance, and the denominator of which is the Improvements Cost.

                 (b) Tenant's Share shall be a fraction, the numerator of which is the portion of the Improvements Cost that exceeds the Tenant Improvement Allowance, and the denominator of which is the Improvements Cost.

                 (c) If Tenant has not sold its shares in an initial public offering prior to the commencement of construction of the Tenant Improvements, Tenant shall deposit in a separate bank account ("Tenant's Construction Account') funds equal to Tenant's Share of the Improvements Cost and shall deliver to Landlord reasonable evidence of the establishment of Tenant's Construction Account and the deposit therein of Tenant's Share of the Improvements Cost. Tenant's Construction Account shall be used only for the purpose of funding Tenant's Share of the Improvements Cost, and Tenant shall instruct the bank maintaining Tenant's Construction Account to send to Landlord duplicate statements of each disbursement or withdrawal from Tenant's Construction Account. In the event of any change order or other event which would increase the Improvements Cost, Tenant's Share shall be appropriately adjusted to reflect the increase in the Improvements Cost, and Tenant shall promptly deposit sufficient funds into Tenant's Construction Account to equal the then outstanding unpaid amount of Tenant's Share of such increased Improvements Cost.

            4.3. Procedure for Disbursement of the Tenant Improvement Allowance. Landlord shall reimburse Tenant for architectural fees and other approved "soft" costs within thirty-five (35) days of receipt of invoices. During the construction of the Tenant Improvements, Landlord shall make progress payments of the Tenant Improvement Allowance as follows: on or before the twenty-fifth
(25th) day of each calendar month during the construction of the Tenant Improvements, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord: (i) an application for payment from Tenant's contractor, which application shall be approved by Tenant's architect, showing the schedule, by trade, of the percentage of completion of the Tenant Improvements, and detailing the portion of the work completed and not completed;
(ii) invoices; and (iii) executed conditional mechanic's lien releases from Tenant's contractor and all of its subcontractors and materialmen, which lien releases shall comply with the appropriate provisions of California Civil Code
Section 3262(d). Tenant's submission of said documents shall be deemed to be Tenant's payment request for the amount approved by Tenant's architect. Thirty
(30) days after receipt of the foregoing documents, Landlord shall deliver to Tenant a check made payable to Tenant or the contractor directly in an amount equal to the lesser of (a) Landlord's Share of the application for payment, and
(b) the balance of the Tenant Improvement Allowance, provided that Landlord does not reasonably dispute any request for payment. If Landlord reasonably disputes any request for payment, Landlord shall promptly notify Tenant in writing of the grounds for such disapproval, and Landlord shall pay the undisputed portion of the request for payment. Following substantial completion of the Tenant Improvements and prior to Landlord's final disbursement of the Tenant Improvement Allowance (which shall include a retention of ten percent (10%) of the Tenant Improvement Allowance), Tenant shall comply with the requirements set forth in Section 3.8 above, together with the following: (a) Tenant shall have submitted to Landlord a cost breakdown of Tenant's final and total construction costs incurred in connection with the Tenant Improvements, together with receipted invoices showing evidence of full payment therefor; (b) Tenant shall have completed



                               Exhibit B - Page 7

Landlord's punchlist items, which list shall be provided by Landlord to Tenant in accordance with Section 5 below; and (c) the Lease shall be in full force and effect and there shall exist no event of default under the Lease or this Work Letter, and no condition, event or act which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Lease or this Work Letter. Landlord shall pay the final disbursement of the Tenant Improvement Allowance within thirty (30) days after satisfaction of the foregoing requirements.

            4.4 Construction Management. Landlord shall retain a third party to supervise Tenant's construction of the Tenant Improvements (but not to provide construction management services for such work), the cost of which shall be payable in monthly installments out of the Tenant Improvement Allowance, not to exceed $75,000. Tenant shall have the right to rely on the acts of such third party as if such third party were the Landlord.

         5. Walk-Through of Tenant Improvements. Within two (2) business days following the completion of the Tenant Improvements, Tenant shall notify Landlord of the completion thereof and shall provide Landlord an opportunity to inspect the Tenant Improvements. Within three (3) business days following Tenant's notice, Landlord (or its representative) shall walk-through and inspect Tenant's work on the Tenant Improvements and shall either approve Tenant's work or advise Tenant in writing of any defects or uncompleted items. Tenant shall promptly repair such defects or uncompleted items to Landlord's reasonable satisfaction. Landlord's approval of the Tenant Improvements, or Landlord's failure to advise Tenant of any defects or uncompleted items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements in accordance with the Final Plans and this Work Letter, and in compliance with all applicable laws.

         6. Default. Each of the following events shall constitute an event of default ("Default") under this Work Letter:

                 (a) Failure to comply with those conditions set forth in this Work Letter which are required to be fulfilled by Tenant prior to the commencement and installation of Tenant Improvements, which failure shall not be cured within fifteen (15) days after Tenant's receipt of written notice thereof from Landlord (or such longer period as may be reasonably required);

                 (b) Failure to commence and/or complete construction of the Tenant Improvements in compliance with this Work Letter, which failure shall not be cured within fifteen (15) days after Tenant's receipt of written notice thereof from Landlord (or such longer period as may be reasonably required); and

                 (c) The default or breach by Tenant of any provision of the Lease, which continues after Tenant's receipt of notice and expiration of the applicable cure period set forth in the Lease.

         7. Remedies. In the event of a Default by Tenant hereunder, Landlord shall thereafter have no further obligation to disburse any portion of the Tenant Improvement Allowance unless and until such Default is cured. In addition, upon the occurrence of a Default by Tenant hereunder, Landlord shall have the right (but not the obligation), at Tenant's sole cost



                               Exhibit B - Page 8
and expense, to enter upon the Premises and take over and complete construction and installation only as to those areas where the construction or installation of the Tenant Improvements has been commenced and such other areas to the extent necessary to relet the Premises, and to make disbursements from the Tenant Improvement Allowance toward completion of the Tenant Improvements. In connection therewith, Landlord may discharge or replace the contractors or subcontractors performing such work. In no event shall Landlord be required to expend its own funds to complete the Tenant Improvements if the Tenant Improvement Allowance is insufficient. Where substantial deviations from the Final Plans have occurred which have not been approved by Landlord, or defective or unworkmanlike labor or materials are being used in construction of the Tenant Improvements, Landlord shall have the right to demand that such labor or materials be corrected, and if the same are not so corrected, shall have the right to immediately order the stoppage of all construction until such condition is corrected. After issuance of such an order in writing, no further work shall be done on the Tenant Improvements without the prior written consent of Landlord unless and until said condition has been fully corrected.

         8. Miscellaneous. Time is of the essence of this Work Letter. The invalidity or unenforceability of any one or more provisions of this Work Letter will in no way affect the validity or enforceability of any other provision. This Work Letter and the Lease to which this Work Letter is attached constitute the entire agreement of the parties with respect to the subject matter hereof. This Work Letter may not be modified or amended except by a written agreement signed by Landlord and Tenant. The captions of the paragraphs of this Work Letter are for convenience and reference only, and in no way modify, amplify or interpret the provisions of this Work Letter.

         9. Attorneys' Fees. If any action or proceeding is commenced to enforce the provisions of this Work Letter, the prevailing party in such action or proceeding will have the right to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

         10. Conflict. In the event of any conflict between the terms of the Lease and the terms of this Work Letter concerning the construction of the Tenant Improvements, the terms of this Work Letter shall prevail.

         11. Consents. Any time that the consent or approval of Landlord is required pursuant to this Work Letter, such consent or approval shall not be unreasonably withheld, conditioned or delayed, unless such consent or approval relates to matters affecting the Building structure or Building systems. Landlord and Tenant agree to act reasonably and in good faith under this Work Letter, so as to minimize any delays in the construction of Landlord Work and the Tenant Improvements.

         12. Historical Significance . Any actual delay in the design and construction of the Tenant Improvements resulting from Landlord's application for certification of the Building as a National Historic Landmark shall constitute a Landlord Delay; provided, however, that Tenant must comply with the Historic Guidelines attached hereto as Schedule 2 and any delay caused by Landlord requiring Tenant to comply with such guidelines shall not constitute a Landlord Delay.



                               Exhibit B - Page 9

Landlord, at its expense, shall be responsible for submitting all applications and coordinating such certification.



                              Exhibit B - Page 10

                                   SCHEDULE 1

                                 LANDLORD'S WORK

1. Base building main sprinkler loop including sprinkler heads at a minimum density required by code. Tenant, at Tenant's expense, may elect to have Landlord install rapid response sprinkler heads.

2. Fire alarms, smoke detectors, strobe lights, exit door lights, and supporting power panel requirements installed per code in the common areas.

3. HVAC: Approximately six rooftop package units (totaling approximately 630 tons or a minimum of one ton per 350 square feet) of cooling to the Premises. The system to be designed for VAV modulation utilizing variable speed drives. Supply air delivered to each floor shall be not less than 0.15 cfm per square foot.

4. Subject to PG&E engineering, the building electrical power design provides approximately 3500 amp service, 480/277 volt, 3-phase, 4-wire service with provisions for an additional 3500 amp future service (if Tenant desires, at its expense). The main electrical room is located in the basement and conduits are provided from the main electrical room to the stacked core electrical rooms at each floor. The tenant will be responsible for all panels, feeders, boards, etc. The building is designed to easily accommodate up to three standby 400 KW rooftop-mounted generators should tenant(s) wish to provide and maintain them. There are six 4-inch conduits for PacBell service and eight 4-inch conduits for alternate service providers from separate boxes (one for PacBell and one for alternate service providers) outside the building connected to the main telephone room in the basement. Secondary raceways and distribution wiring for power and lighting shall be paid for by the tenant.

5. New men's and women's restrooms on each floor of the leased Premises pursuant to the drawings listed as Exhibit A to Schedule 1, which shall be ADA compliant.

6. Main ground floor lobby finished to building standard, or at Tenant's election, Tenant shall receive an allowance equal to Landlord's budgeted amount for such work. And drywall installation in the core shall be taped and textured and ready for Tenant' finishes.

7. Finished fire stairs designed to meet current governmental codes pursuant to the drawings listed as Exhibit A to Schedule 1.

8. Two new traction passenger elevators will be installed to service the office floors pursuant to the drawings listed as Exhibit A to Schedule 1.

9.       Construction of a structured parking garage adjacent to the Building.

10. The Building is required to conform to the 1994 seismic code. However, the Landlord intends to upgrade the Building to the 1997 seismic code.

11.      Existing floors to be sheathed in plywood.

12. Windows and perimeter walls will be repaired, as necessary, sealed and finished to a water-tight condition (to the extent possible consistent with the Historic Guidelines).

13.      All finishes shall be consistent with a first-class office building.

         The final plans for Landlord's Work are being completed as of the date of this Lease and therefore the exact plans together with specific specifications and plans are subject to changes based upon all governmental requirements and physical limitations.

                            Tanner Leddy Maytum Stacy

                  Drawings for the Baker & Hamilton Development


BH A2.1      Basement Floor Plan dated 5 November 1999       Issued for Lease

BH A2.2      First Floor Plan dated 5 November 1999          Issued for Lease

BH A2.3      Second Floor Plan dated 5 November 1999         Issued for Lease

BH A2.4      Third Floor Plan dated 5 November 1999          Issued for Lease

BH A2.5      Roof Plan dated 5 November 1999                 Issued for Lease

BH A3.1      Elevations dated 5 November 1999                Issued for Lease

BH A3.2      Elevations dated 5 November 1999                Issued for Lease

                                   SCHEDULE 2

                          THE BAKER & HAMILTON BUILDING

                       TENANT IMPROVEMENTS DESIGN CRITERIA

         The building owner has established the following special criteria as a guide to the tenant for the design and construction of tenant improvements in the historic Baker & Hamilton Building.

         The Baker & Hamilton Building has been designated Landmark Structure No. 193 in the Planning Code of the City and County of San Francisco. Certain tenant improvements may require special review and approval for a Certificate of Appropriateness by the San Francisco Landmark Preservation Advisory Board.

         As an official city landmark, the building is a "qualified historic building", as defined by the State Historic Building Code. All tenant improvements are required to comply with the State Historic Building Code, in conjunction with the current editions of the San Francisco Building Codes. The building is classified as Type IV Heavy Timber construction in the San Francisco Building Code.

         The building owner has applied for certification of the historic building and its rehabilitation by the State Historic Preservation Office and the National Park Service. Once certified, the rehabilitation will qualify for preservation tax incentives for the owner. To preserve these tax incentives, any modifications including tenant improvements made within a five year period after occupancy of the rehabilitated building must comply with the Secretary of Interior Standards for Rehabilitation. Design and construction documents for tenant improvements will be reviewed by the State Historic Preservation Office and the National Park Service for certification compliance. All tenant improvements will be required to comply with these certification requirements including the Secret airy of Interior Standards for Rehabilitation.

         In addition, the building owner has established the following general design criteria for tenant improvements:

1. The historic timber structural components (columns, beams, trusses, decking) shall remain unpainted and exposed to view. Suspended ceilings and furring of columns are discouraged.

2. The historic masonry walls shall remain unpainted and exposed to view. Furring of masonry walls is discouraged.

3. The uninterrupted quality of the interior spaces shall be maintained. New interior partitions shall be kept to a reasonable minimum. Where necessary, partitions shall be designed to minimize view obstruction of the ceiling structure and preserve natural light reaching interior spaces.

4. Historic construction shall be maintained and preserved. Penetrations and attachments to historic construction shall be minimized and shall be designed to be reversible without significant damage.

5. New partitions and ceilings shall not subdivide or cross directly behind historic windows so as to be visible from the exterior.

6. New mechanical and electrical systems shall be carefully designed and exposed to view where possible. Exposed wiring, conduit, piping and ducts shall be designed and installed in neatly organized layouts using attractive components.

7. Window shading systems are discouraged. Where allowed, shading systems shall be compatible with the historic windows.

8. Impact sound attenuating flooring materials such as carpet and pad shall be used where the tenant is located over another tenant's space. Where hard flooring materials are required, impact sound dampening underlayments shall be used.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

         2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens visible from outside the Building shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures visible from outside the Building hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

         3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project visible from outside the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

         4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

         5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

         7. Tenant shall not mark, paint, drill into (except in connection with the hanging of art work or similar items) or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

         8. Prior to leaving the Premises for the day, Tenant shall extinguish all lights.

         9. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those



                               Exhibit C - Page 1
having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

         10. Except as expressly permitted in the Lease, neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

         11. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant.

         12. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may reasonably determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times reasonably prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior reasonable approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         13. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its reasonable judgment shall consider consistent with security and proper operation of the Project.

         14. Landlord shall have the night to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         15. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

         16. Tenant's contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).



                               Exhibit C - Page 2

         17. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

         18. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

         19. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

         20. No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

         21. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or doilies, except those equipped with rubber tires and sideguards.

         22. If required by applicable laws, Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

         23. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

         24. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are reasonably approved in advance in writing by Landlord.

         25. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand,



                               Exhibit C - Page 3
or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

         26. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

         27. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

         28. In the event of any conflict between the provisions of the Lease and the Rules and Regulations, the Lease shall govern.



                               Exhibit C - Page 4

                                     RIDER 1

                           COMMENCEMENT DATE AGREEMENT

         Baker Hamilton Properties, LLC ("Landlord"), and Organic, Inc., a _____________ corporation ("Tenant"), have entered into a certain Lease, dated as of November _, 1999 (the "Lease").

         WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

         1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

         2. The Commencement Date (as defined in the Lease) of the Lease is
_______________.

         3. The Expiration Date (as defined in the Lease) of the Lease is
_________________.

         4. Tenant hereby confirms the following:

            (a) That it has accepted possession of the premises pursuant to the terms of the Lease;

            (b)  That the Landlord Work is Substantially Complete; and

            (c)  That the Lease is in full force and effect.

         5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

         6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.



                               Exhibit C - Page 5

TENANT:                                      LANDLORD:


ORGANIC, INC.                                BAKER HAMILTON PROPERTIES, LLC.
a Delaware corporation



By:________________________________          By:________________________________

Print Name_________________________          Print Name:________________________

Its:_______________________________          Its:_______________________________



By:________________________________

Print Name_________________________

Its:_______________________________